Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
Conduent Finance / Xerox Business Services
Date Purchased
11/22/2016
Price per Share
$100
Shares Purchased by the Portfolio
1250
Total Principal Purchased by the
Portfolio
$1,250,000
% of Offering Purchased by the Portfolio
0.25%
Broker
Banc of America Securities LLC
Member
Joint Lead Manager


Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
Starwood Property Trust, Inc.
Date Purchased
12/9/2016
Price per Share
$100
Shares Purchased by the Portfolio
1750
Total Principal Purchased by the
Portfolio
$1,750,000
% of Offering Purchased by the Portfolio
0.25%
Broker
JPMorgan Chase Bank, N.A.
Member
Joint Lead Manager


Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
Flex Acquisition Co Inc
Date Purchased
1/11/2017
Price per Share
$100
Shares Purchased by the Portfolio
1450
Total Principal Purchased by the
Portfolio
$1,450,000
% of Offering Purchased by the Portfolio
0.23%
Broker
Morgan Stanley & Co., Inc
Member
Joint Lead Manager


Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
LPL Holdings Inc
Date Purchased
3/3/2017
Price per Share
$100
Shares Purchased by the Portfolio
1500
Total Principal Purchased by the
Portfolio
$1,500,000
% of Offering Purchased by the Portfolio
0.30%
Broker
Morgan Stanley & Co., Inc
Member
Joint Lead Manager


Portfolio
Credit Suisse Floating Rate High Income
Fund
Security
AMC Entertainment Holdings
Date Purchased
3/13/2017
Price per Share
$100
Shares Purchased by the Portfolio
800
Total Principal Purchased by the
Portfolio
$800,000
% of Offering Purchased by the Portfolio
0.17%
Broker
Citigroup Global Markets Inc.
Member
Joint Lead Manager